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                                                                   EXHIBIT 11.1



                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER SHARE

                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            1997          1996
                                                                                         ----------    ----------
PRIMARY:
  Net income applicable to common shares .............................................   $   18,463    $   13,696
                                                                                         ==========    ==========

  Applicable common shares:
    Weighted average outstanding shares during the period ............................       98,144        98,739
    Weighted average shares issuable upon exercise of common stock equivalents
      outstanding (principally stock options) using the "treasury stock" method ......        1,267         1,239
                                                                                         ----------    ----------
    Total ............................................................................       99,411        99,978
                                                                                         ==========    ==========

  Net income per share of common stock ...............................................   $     0.19    $     0.14
                                                                                         ==========    ==========

FULLY DILUTED:
  Net income .........................................................................   $   18,463    $   13,696
  Reduction of interest expense resulting from assumed conversion
    of 7 5/8% convertible subordinated debentures ....................................           --(a)         --(a)
  Reduction of interest expense resulting from assumed conversion
    of 5 1/2% convertible subordinated debentures ....................................        2,063         2,063
  Reduction of interest expense resulting from assumed conversion
    of zero coupon notes .............................................................           --(a)         --(a)
  Less applicable income taxes .......................................................         (825)         (825)
                                                                                         ----------    ----------
  Adjusted net income applicable to common shares ....................................   $   19,701    $   14,934
                                                                                         ==========    ==========

  Applicable common shares:
    Weighted average outstanding shares during the period ............................       98,144        98,739
    Weighted average shares issuable upon exercise of common stock equivalents
      outstanding (principally stock options) using the "treasury stock" method ......        1,291         1,239
    Assumed conversion of 7 5/8% convertible subordinated debentures .................           --(a)         --(a)
    Assumed conversion of 5 1/2% convertible subordinated debentures .................       11,253        11,253
    Assumed conversion of zero coupon notes ..........................................           --(a)         --(a)
                                                                                         ----------    ----------
    Total ............................................................................      110,688       111,231
                                                                                         ==========    ==========

  Net income per share of common stock ...............................................   $     0.18    $     0.13
                                                                                         ==========    ==========

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(a)  Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.